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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   July 2, 1996

                         DRUG GUILD DISTRIBUTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)

   New Jersey                      2-96510-NY                     11-2269958
(State of other             (Commission File Number)             (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

     350 Meadowland Parkway, Secaucus, New Jersey               07096
       (Address of Principal Executive Offices)               (Zip Code)

                        Registrant's telephone number,
                      including area code, (201) 348-3700

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Item 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    (a) On July 2, 1996, the Executive Committee of Drug Guild Distributors, Inc. (the "Company") decided to end the engagement of Anchin, Block & Anchin LLP as the independent auditors of the Company as a result of concerns that the independence of Anchin, Block & Anchin LLP might be deemed to be impaired by the Company's investigation of recently discovered defalcations of inventory of the Company.

         The independent auditors' reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         The Company believes, and has been advised by Anchin, Block & Anchin LLP that it concurs in such belief, that during the fiscal years ended July 31, 1994 and July 31, 1995, and from that date to the date of termination of the services of Anchin, Block & Anchin LLP, the Company and Anchin, Block & Anchin LLP did not have any disagreement on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

    (b) On July 11, 1996, the Company engaged Richard A. Eisner & Company, LLP as its independent auditors to audit the Company's financial statements for the fiscal year ended July 31, 1996.

Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         16  Letter regarding change in certifying accountants.

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                                  SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 9, 1996

                                  DRUG GUILD DISTRIBUTORS, INC.

                                  By:  /s/ Jay Reba
                                       Jay Reba
                                       Chief Financial and Accounting Officer